UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

VIRGINIA COMMERCE BANCORP, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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5350 Lee Highway

Arlington, Virginia 22207

October 1, 2013

Please make sure your shares are represented – VOTE TODAY!

Dear Fellow Shareholder:

On October 17, 2013, Virginia Commerce Bancorp, Inc. will hold a special meeting of shareholders in connection with its proposed merger with and into a wholly-owned subsidiary of United Bankshares, Inc. We have previously sent you proxy materials for the special meeting. According to our records, however, we have not yet received your vote.

Your vote is important, no matter how many or how few shares you may own. To make sure your shares are counted, please vote TODAY by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided. An unvoted share will have the effect of a vote against the merger.

Your Board of Directors unanimously recommends that you vote FOR Proposals 1, 2 and 3 described in the proxy statement, including the proposed merger. In addition, ISS Proxy Advisory Services – an independent proxy advisory firm – has recommended that shareholders vote FOR Proposals 1, 2 and 3, as well.

Thank you for your participation and support.

Sincerely,

Peter A. Converse

President and Chief Executive Officer

REMEMBER — YOUR VOTE IS IMPORTANT

You can vote your shares by telephone, via the Internet, or by signing, dating, and returning the enclosed proxy card in the envelope provided.

Please follow the easy instructions on the card.

If you have any questions, or need assistance in voting your shares,

please call our proxy solicitor,

Eagle Rock Proxy Advisors

TOLL-FREE, at 1-877-705-6164